    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1995

                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        ST. JOSEPH LIGHT & POWER COMPANY
             (Exact name of registrant as specified in its charter)

                      MISSOURI                                             44-0419850
          (State or other jurisdiction of                     (I.R.S. Employer Identification No.)
           incorporation or organization)

                               520 FRANCIS STREET
                           ST. JOSEPH, MISSOURI 64502
                                  816/233-8888
              (Address, including Zip code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                            GARY L. MYERS, SECRETARY
                        ST. JOSEPH LIGHT & POWER COMPANY
                               520 FRANCIS STREET
                           ST. JOSEPH, MISSOURI 64502
                                  816/233-8888
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                         ------------------------------

                                    COPY TO:
                                  Jim L. Kaput
                                Sidley & Austin
                            One First National Plaza
                            Chicago, Illinois 60603
                                  312/853-7000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF SECURITIES               AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
           TO BE REGISTERED               REGISTERED (1)      PER SHARE (2)     OFFERING PRICE (2)   REGISTRATION FEE
Common Stock (no par value)...........    200,000 shares          $30.56            $6,112,000          $2,107.59
Common Stock Purchase Rights..........         (3)                 (3)                 (3)                 (3)

(1) Also registered hereby are such additional and indeterminable number of shares as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock, no par value, of St. Joseph Light & Power Company on the New York Stock Exchange Composite Transactions on November 27, 1995.

(3) Common Stock Purchase Rights initially are carried and traded with the Common Stock of the Company. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                        ST. JOSEPH LIGHT & POWER COMPANY                  [Logo]
                      AUTOMATIC DIVIDEND REINVESTMENT AND
                           OPTIONAL CASH PAYMENT PLAN
                         200,000 SHARES OF COMMON STOCK
                                 (NO PAR VALUE)
                             ---------------------

    The Automatic Dividend Reinvestment and Optional Cash Payment Plan (the "Plan") of St. Joseph Light & Power Company (the "Company") provides investors with a convenient, systematic method of purchasing shares of the Company's Common Stock ("Common Stock") without payment of any brokerage fees or commissions.

    Participants in the Plan may:

    - Automatically reinvest cash dividends on all shares of Common Stock held of record in additional shares of Common Stock.

    - Purchase shares of Common Stock with an optional cash payment of not less than $25 nor more than $5,000 monthly.

    - Deposit Common Stock certificates into the Plan for safekeeping.

    - Receive, upon written request, certificates for whole shares of Common Stock credited to their Plan account.

    This Prospectus relates to 200,000 shares of Common Stock registered for purchase under the Plan. Such shares of Common Stock will be newly issued shares, treasury shares which have been acquired by the Company, or issued and outstanding shares purchased on the open market. All open market purchases of shares will be made through an independent agent, currently Harris Trust and Savings Bank (the "Agent"). The Common Stock is listed on the New York Stock Exchange under the symbol "SAJ".

    The purchase price of newly issued shares and treasury shares will be the closing price for the Common Stock as of the close of business on the first trading day preceding the Dividend Payment Date (as hereinafter defined) or, for any month in which a Common Stock dividend is not paid, on the first trading day preceding the eighteenth day of such month, as reported in the New York Stock Exchange Composite Transactions. If the first trading day preceding the eighteenth is not a trading day for the Common Stock, then the closing price for the next preceding trading day will be used.

    The price of shares of Common Stock purchased or sold on the open market will be the average of the prices paid or received by the Agent. Brokerage fees and commissions in connection with the purchase of Common Stock under the Plan will be paid by the Company. Brokerage fees and commissions in connection with the sale of Common Stock under the Plan will be paid by participants in the Plan. All administration costs of the Plan will be paid by the Company.

    Although the Plan contemplates the continuation of quarterly dividend payments, the payment and amount of future dividends will be determined and declared by the Company's Board of Directors from time to time in light of earnings, net assets, cash position, applicable law and other relevant matters.

    This Prospectus should be retained for future reference.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS DECEMBER 1, 1995

                                  THE COMPANY

    St. Joseph Light & Power Company is a public utility engaged primarily in the business of providing electric energy in a ten-county area in northwestern Missouri. It also is engaged in the sale of steam and gas. The principal executive offices of the Company are located at 520 Francis Street, St. Joseph, Missouri 64502, and its telephone number is
(816) 233-8888 or 1-800-367-4562.

    St. Joseph Light & Power Company's Automatic Dividend Reinvestment and Optional Cash Payment Plan was established in 1978 and currently consists in its entirety of the questions and answers appearing below.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy material and other information concerning the Company may be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of a registration statement, together with all amendments and exhibits thereto ("Registration Statement"), filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the shares of Common Stock registered under the Registration Statement. Any statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are qualified in their entirety by reference to the copy of such document so filed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, previously filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference herein and shall be deemed a part hereof:

        1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

        2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

        3. The description of the Common Stock which is contained in the Company's Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

        4. The description of the Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 25, 1986 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents.") Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS THERETO. WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO GARY L. MYERS, SECRETARY, ST. JOSEPH LIGHT & POWER COMPANY, 520 FRANCIS STREET, ST. JOSEPH, MISSOURI 64502 (TELEPHONE NUMBER (816) 233-8888).

         AUTOMATIC DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENT PLAN
                        PLAN PURPOSES AND ADMINISTRATION

 1.  WHAT ARE THE PURPOSES OF THE PLAN?

    The Plan offers the Company's shareowners of record an opportunity to purchase shares of Common Stock, without payment of any brokerage fees or commissions or administrative costs, at regular intervals with their quarterly cash dividends and with optional cash payments.

 2.  WHAT ARE SOME ADVANTAGES OF THE PLAN?

    The Plan provides participants with a convenient, systematic method of purchasing shares of Common Stock. Once a participant is enrolled in the Plan, shares are purchased automatically each quarter with cash dividends on all shares held of record by such participant until the participant withdraws from the Plan. A participant may also make optional cash payments of not less than $25 nor more than $5,000 monthly for the purchase of shares of Common Stock. (See Questions 11 through 15) Under the Plan, a participant may avoid the cumbersome safekeeping of Common Stock certificates by keeping them on deposit in the participant's Plan account at no cost to the participant. A participant may also deposit Common Stock certificates into the Plan for safekeeping. Regular statements of Plan accounts offer simplified recordkeeping. There are no brokerage fees or commissions to participants when shares are purchased, and administrative costs are paid by the Company. (See Question 16) Participants who terminate their participation in the Plan may re-enroll at any time so long as they are registered shareowners.

 3.  WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

    Harris Trust and Savings Bank acts as the Agent for participants, keeping a continuing record of their Plan accounts, advising them of purchases of Common Stock and performing for the participants other duties relating to the Plan. Shares purchased under the Plan will be registered in the name of the Agent or its nominee, as custodian for Plan participants, and held for participants until they otherwise direct. Should it ever become necessary or desirable to replace Harris Bank as the Agent, the Company will appoint a successor agent.

 4.  HOW WILL THE COMPANY USE THE PROCEEDS FROM THE PLAN?

    The Company cannot predict the number of shares of Common Stock that will be purchased under the Plan or the prices at which shares will be purchased. Shares purchased under the Plan will be treasury shares which have been acquired by the Company, newly issued shares or shares purchased on the open market. Initially, shares purchased under the Plan will be treasury shares. In the event the Company determines that shares to be purchased under the Plan will be newly issued shares, the Company will be required to request an order from the Missouri Public Service Commission approving such purchases. If shares purchased under the Plan are treasury shares or newly issued shares, the Company will receive additional funds from such sales to be used for expected capital expenditures and general corporate purposes. If shares of Common Stock are purchased on the open market, the Company will not receive any additional funds.

                    ELIGIBILITY AND INVESTMENT OF DIVIDENDS

 5.  WHO IS ELIGIBLE TO JOIN THE PLAN?

    All holders of record of the Company's Common Stock are eligible to participate. If a shareowner's shares of Common Stock are registered in another person's name, such as in the name of a broker or bank nominee, the shareowner may be required by such broker or bank to have those shares reregistered in his own name in order to participate in the Plan.

 6.  WHEN MAY AN ELIGIBLE SHAREOWNER JOIN THE PLAN?

    An eligible shareowner may join the Plan at any time.

 7.  HOW DOES AN ELIGIBLE SHAREOWNER JOIN THE PLAN?

    To join the Plan, a person must complete, date and sign the special Authorization Form provided by the Company with this Prospectus and return it to Harris Trust and Savings Bank, P.O. Box A3309, Chicago, Illinois 60690-3309, in the envelope provided. This Prospectus and the Authorization Form will be mailed periodically to all new shareowners and will be furnished at any time upon request made to St. Joseph Light & Power Company, 520 Francis Street, P.O. Box 998, St. Joseph, Missouri 64502-0998 (telephone number (816) 387-6434 or 1-800-367-4562).

    A person who is a shareowner of record must sign the Authorization Form exactly as such person's name appears on the Common Stock certificate. If the Common Stock is registered in more than one name, each person must sign the Authorization Form.

 8.  WHAT DOES THE AUTHORIZATION FORM PROVIDE?

    An eligible shareowner must specify on the Authorization Form whether such person will have cash dividends on all shares registered in that person's name (including shares purchased and held under the Plan) reinvested in Common Stock and/or whether certificates representing shares of Common Stock are being deposited into the Plan for safekeeping. A participant who deposits certificates for safekeeping must include the certificates with the Authorization Form. The Authorization Form also appoints Harris Bank as agent for the participant for the purchase (and sale, if requested, upon termination of participation in the Plan) of shares of Common Stock for the participant's Plan account. When enrolling in the Plan, an eligible shareowner may also make an optional cash payment at that time by enclosing a check or money order payable to Harris Trust and Savings Bank. (See Questions 11 through 15)

 9.  WHEN WILL DIVIDENDS BE INVESTED?

    Subject to the discretion afforded the Agent under Question 17, cash dividends will be invested by the Agent on or promptly after Common Stock dividend payment dates of the Company (a "Dividend Payment Date"), which generally have been the 18th day of February, May, August and November. No interest will be paid on dividends pending investment. In the unlikely event that any dividends are not invested within 30 days after the Dividend Payment Date, such dividends will be paid out.

    If the Authorization Form is received by the Agent on or before the end of the month prior to the payment date of the next dividend, that dividend will be used to purchase shares of Common Stock for the participant. If the Authorization Form is received by the Agent after the end of the month prior to the payment date of the next dividend, that dividend will be paid in cash and participation in the Plan will commence with the following dividend (unless the participant has voluntarily elected to send an optional cash payment - See Questions 11 through 15). For example, an Authorization Form must be received by January 31, 1996 in order to have the February 1996 dividend used to purchase shares of Common Stock through the Plan.

10. MAY A PARTICIPANT DESIGNATE THAT ONLY A PORTION OF HIS SHARES BE ENROLLED IN THE DIVIDEND REINVESTMENT PORTION OF THE PLAN?

    No. A person electing to participate in the Plan will have all shares registered in his name enrolled in the dividend reinvestment portion of the Plan. Accordingly, a participant may terminate participation in the Plan only with respect to all shares registered in his name. (See Question 27)

                             OPTIONAL CASH PAYMENTS

11.  WHAT IS AN OPTIONAL CASH PAYMENT?

    In addition to the automatic investment of quarterly cash dividends, a person may make an optional cash payment each month of not less than $25 nor more than $5,000 for the purchase of shares of Common Stock. There is no obligation to make any optional cash payment in any month, nor must the participant invest the same amount each month.

12.  HOW ARE OPTIONAL CASH PAYMENTS MADE?

    To make an optional cash payment, the participant must complete, date and sign the special Optional Cash Payment Form provided by the Agent with each quarterly statement of his purchase of shares under the Plan (See Question 20) and return it in the envelope provided. An Optional Cash Payment Form and return envelope will also accompany the receipt mailed to a participant for an optional cash payment.

    Checks or money orders for optional cash payments must be made payable to Harris Trust and Savings Bank and must be accompanied by a properly completed Authorization Form or Optional Cash Payment Form mailed to Harris Trust and Savings Bank, P.O. Box A3309, Chicago, Illinois 60690-3309. Do not send cash.

13.  WHEN WILL OPTIONAL CASH PAYMENTS BE INVESTED?

    Optional cash payments must be received by the Agent at least three business days prior to the Dividend Payment Date or, for any month in which a Common Stock dividend is not paid, the eighteenth day of the month in order to be invested for that month. If an optional cash payment is not received in time, such payment will be invested on the Dividend Payment Date or eighteenth day, as applicable, of the following month. If the eighteenth is not a trading day for the Common Stock, then optional cash payments will be invested on the first trading day thereafter. A participant may obtain the return of any optional cash payment if such request is made in writing and is received by the Agent not less than two business days before the day on which such optional cash payment is to be invested. A withdrawn optional cash payment and any optional cash payment not invested within 35 days of receipt will be returned as promptly as practicable.

14.  WILL INTEREST BE PAID ON OPTIONAL CASH PAYMENTS?

    No interest will be paid on any optional cash payments.

15. WHAT HAPPENS IF A CHECK IS RETURNED UNPAID BY A PARTICIPANT'S FINANCIAL INSTITUTION?

    In the event that any check is returned unpaid for any reason and the Company is unable to collect funds from the participant, the Company will consider the request for investment of such funds null and void. The Company shall remove from the participant's account any shares purchased upon the prior credit of such funds. Those shares may be sold to satisfy any uncollected amount. If the net proceeds of such sale are insufficient to satisfy the balance of such uncollected amount, additional shares may be sold from the participant's account as necessary to satisfy the uncollected balance.

                       EXPENSES; PURCHASE PRICE OF SHARES

16.  ARE THERE ANY OUT-OF-POCKET EXPENSES TO PARTICIPANTS IN THE PLAN?

    There are no brokerage fees or commissions to participants when shares are purchased. All administrative costs are paid by the Company. Participants will receive advance notice if the Company determines not to pay brokerage fees and commissions when shares are purchased or all administrative costs. As described in Questions 24 and 27, brokerage fees and commissions will be incurred when shares are sold.

17.  WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

    Shares of Common Stock will be newly issued shares, treasury shares which have been acquired by the Company, or issued and outstanding shares purchased in the open market by the Agent. If the Agent purchases shares of Common Stock on the open market, the Agent will determine the manner (whether on a stock exchange, in the over-the-counter market, in negotiated transactions or otherwise), the time or times, the price or prices and such other terms of purchase as the Agent in its sole discretion may determine.

18.  HOW MANY SHARES ARE PURCHASED?

    The number of full and fractional shares purchased, computed to four decimal places, will equal the total of a participant's dividend (if any, for that particular month) and his optional cash payment, if any, divided by the price of the shares purchased. (See Question 19) An exact number of shares of Common Stock cannot be purchased.

19.  WHAT IS THE PURCHASE PRICE OF THE SHARES OF COMMON STOCK?

    The purchase price of newly issued shares and treasury shares will be the closing price for the Common Stock as of the close of business on the first trading day preceding the Dividend Payment Date or, for any month in which a Common Stock dividend is not paid, on the first trading day preceding the eighteenth day of such month, as reported in the New York Stock Exchange Composite Transactions. If the first trading day preceding the eighteenth is not a trading day for the Common Stock, then the closing price for the next preceding trading day will be used. The purchase price of shares of Common Stock purchased on the open market will be the average of the prices paid by the Agent. Brokerage fees and commissions in connection with the purchase of Common Stock under the Plan and all administrative costs will be paid by the Company. (See Questions 33 through 38)

                               ACCOUNT STATEMENTS

20.  HOW WILL A PARTICIPANT BE ADVISED OF THE PURCHASE OF COMMON STOCK?

    About four weeks after the date on which cash dividends on Common Stock are payable, the participant will receive a statement advising him of the purchase of shares of Common Stock, including the date of purchase, the number of shares purchased and the purchase price of the shares purchased. Such statements will reflect all transactions for the participant during the calendar year up to the date of such statement and the total number of shares held in the participant's Plan account. The last statement for a calendar year will be provided no later than January 31 of the succeeding calendar year. These statements are the participant's continuing record of the cost of his purchases and sales (See Question 27) and should be retained for income tax purposes. Statements will also be issued each time a participant purchases Common Stock with an optional cash payment.

21.  WHAT OTHER COMMUNICATIONS WILL A PARTICIPANT RECEIVE FROM THE COMPANY?

    Each participant will receive a copy of any interim reports to shareowners and, from time to time as required, copies of any supplements or amendments to this Prospectus. In addition, a participant will receive the same communications as every other shareowner, including the Annual Report, Notice of Annual Meeting of Shareowners and Proxy Statement, a proxy representing all of his shares (See Question 32) and IRS Form 1099 reporting dividends paid. (See Question 33)

22. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON THE FRACTIONAL SHARES HELD IN THE PLAN?

    Yes. The dividends are computed on the total shares owned by a participant of record, including both shares for which the participant holds the certificates and shares held in the participant's Plan account.

                   CERTIFICATES AND DEPOSITS OF CERTIFICATES

23.  ARE CERTIFICATES ISSUED FOR SHARES PURCHASED?

    Normally, certificates for shares purchased through the Plan will not be issued to a participant. Instead, the shares purchased will be held for the credit of the participant's Plan account by the Agent's nominee for the Plan and will be shown on the participant's statement. This convenience provides added protection against loss, theft or destruction of Common Stock certificates, permits the ownership of fractional shares and reduces the costs of administering the Plan. A shareowner also has the option of depositing Common Stock certificates into the Plan for safekeeping. Common Stock certificates should be mailed to Harris Trust and Savings Bank, P.O. Box A3309, Chicago, Illinois 60690-3309. These shares will then appear on the participant's statements. (See Question 20) Because a participant bears the risk of loss in sending Common Stock certificates to the Agent for deposit into the Plan, certificates should be sent by registered mail, return receipt requested, and be properly insured. Common Stock certificates should not be endorsed.

    A participant may withdraw from the Plan at any time. If a participant terminates participation in the Plan or the Company terminates the Plan, certificates for whole shares will be issued. (See Questions 24 and 27) Certificates for any number of whole shares will also be issued upon the written request of a participant who wishes to continue participation in the Plan. This request should be mailed to Harris Trust and Savings Bank, P.O. Box A3309, Chicago, Illinois 60690-3309. Certificates will be issued no later than 30 days after the Agent's receipt of the participant's request for certificates. Requests for certificates will be handled without charge to participants. Certificates for fractional shares will not be issued under any circumstances.

24. WHAT HAPPENS TO THE FRACTIONAL SHARE WHEN A PARTICIPANT REQUESTS A CERTIFICATE UPON WITHDRAWAL OF WHOLE SHARES FROM HIS PLAN ACCOUNT OR TERMINATES PARTICIPATION IN THE PLAN OR THE PLAN IS TERMINATED BY THE COMPANY?

    As long as the participant is eligible to remain in the Plan, the balance in his account (if any), including any fractional share, will continue to be maintained to the credit of the participant's Plan account.

    When a participant terminates participation in the Plan or if the Company terminates the Plan, any fractional share in the participant's Plan account will be sold in the manner as described in Question 27 and the proceeds of such sale, less any brokerage commissions and other expenses applicable to such sale, will be mailed directly to the participant.

25.  IN WHOSE NAME WILL CERTIFICATES FOR WHOLE SHARES BE ISSUED?

    The accounts in the Plan are maintained in the same name as the ownership of the participant at the time the participant entered the Plan. Consequently, certificates for whole shares withdrawn from a participant's account must be similarly registered when issued.

26.  MAY SHARES IN A PLAN ACCOUNT BE PLEDGED?

    Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge shares credited to his account must request that certificates for such shares be issued in the participant's name and that such shares be withdrawn from his Plan account (See Question 10).

                           TERMINATING PARTICIPATION

27.  HOW DOES A SHAREOWNER TERMINATE PARTICIPATION IN THE PLAN?

    In order to terminate participation in the Plan, a participant must notify Harris Trust and Savings Bank, P.O. Box A 3309, Chicago, Illinois 60690-3309, in writing, that the participant wishes to terminate participation. Upon termination, the participant may, if he desires, request the Agent to sell all of the shares, both whole and fractional, held in his Plan account. If the participant requests the Agent to sell all of his Plan shares, such sale will be made by the Agent as soon as practicable, (but in no event later than 30 days after the Agent's receipt of the participant's request to sell Plan shares), and the proceeds of sale, less brokerage fees and commissions, will be paid to such participant by the Agent. Shares that are to be sold may be aggregated with those of other terminating participants, in which case the proceeds of sale of each terminating participant will be based on the average sales price of all shares being sold concurrently. The Company cannot guarantee that shares will be sold on any specific day or at a specific price.

    Upon receipt by the Agent of proper notification of a participant's death or incompetence, the participant will be treated as having withdrawn from the Plan.

28.  WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

    A participant may terminate participation in the Plan at any time by written notice to the Agent. However, if such notice is received by the Agent within 7 days of a dividend record date, settlement as to his portion of such dividend may not be made until the dividend is reinvested. (See Question 9)

29. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS NAME?

    A participant's participation in the Plan will continue with respect to shares in his Plan account until he advises the Agent of his desire to terminate participation. (See Question 27)

            RIGHTS, STOCK DIVIDENDS AND SPLITS, AND VOTING OF SHARES

30.  WHAT IS A PARTICIPANT'S ENTITLEMENT IN A COMMON STOCK RIGHTS OFFERING?

    In the event that the Company makes available to its shareowners rights to purchase additional shares of Common Stock, or any other securities, the Agent will sell such rights accruing to shares held by the Agent for participants in the Plan and invest the resultant funds in Common Stock prior to or with the next regular cash dividend. A participant who wishes to exercise any such rights should request prior to the record date of any such rights offering that certificates for the shares of Common Stock under the Plan be registered in the participant's name and sent directly to the participant pursuant to Question 23 above.

31.  WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
SPLIT?

    Any stock dividends or split shares distributed by the Company on shares of Common Stock held in the Plan for the participant will be credited to the participant's account. Stock dividends or split shares distributed on shares held by the participant in his own name will be mailed directly to the participant in the same manner as to shareowners who are not participating in the Plan.

32. HOW WILL A PARTICIPANT'S SHARES BE VOTED AT THE ANNUAL MEETING OF THE SHAREOWNERS OF THE COMPANY OR AT ANY SPECIAL MEETING THAT MAY BE CALLED?

    Any shares of Common Stock held in the Plan for a participant will be voted on any matter submitted to a meeting of shareowners as the shareowner directs. Shares held in the Plan for the account of a participant will be aggregated with shares registered in the participant's own name on the proxy card the participant receives for any such meeting.

    If no instructions are indicated by the participant on a returned, properly signed, proxy card with respect to any item on the proxy card, all of his shares of Common Stock -- those registered in the participant's name, if any, and those held for the participant in the Plan -- will be voted in accordance with the recommendations of the Company's management in the same manner as for non-participating shareowners who do not provide instructions. If the proxy card is not returned or if it is returned unsigned, none of the shares will be voted.

                        FEDERAL INCOME TAX CONSEQUENCES

    THE FEDERAL INCOME TAX INFORMATION IN QUESTIONS 33 THROUGH 38 IS NOT EXHAUSTIVE AND IS PROVIDED ONLY AS A GUIDE TO PARTICIPANTS, WHO ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS FOR MORE SPECIFIC INFORMATION ON RULES REGARDING TAX BASIS IN SPECIAL CASES, SUCH AS THE DEATH OF A PARTICIPANT OR A GIFT OF SHARES HELD UNDER THE PLAN, AND FOR OTHER TAX CONSEQUENCES.

33. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF REINVESTING CASH DIVIDENDS UNDER THE PLAN?

    In general, participants in the Plan will have the same federal income tax consequences with respect to their dividends as do shareowners who are not participants in the Plan. On the Dividend Payment Date, participants will be treated as having received a distribution equal to the cash dividend reinvested. Generally, such distribution will be taxable to participants as ordinary dividend income to the extent of such participant's share of the Company's current or accumulated earnings and profits for federal income tax purposes. The amount, if any, of such distribution in excess of such earnings and profits will reduce a participant's tax basis in the shares of Common Stock with respect to which such distribution was received, and, to the extent in excess of such basis, result in capital gain. Certain corporate participants may be entitled to a dividends received deduction with respect to amounts treated as ordinary dividend income. Corporate participants should consult their own tax advisors regarding their eligibility for and the extent of such deduction.

34. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PAYMENT BY THE COMPANY OF BROKERAGE FEES AND COMMISSIONS AND PLAN ADMINISTRATION COSTS?

    A participant will be treated as having received a distribution (taxable in the manner described in Question 33 above) equal to the participant's pro rata share of brokerage fees or commissions, if any, paid by the Company upon the purchase of shares under the Plan. Participants, however, should not be treated as receiving an additional dividend based upon their pro rata share of the Plan administration costs paid by the Company. There can be no assurance, however, that the Internal Revenue Service ("IRS") will agree with this position. The Company has no present plans to seek formal advice from the IRS on this issue.

35. WHAT IS A PARTICIPANT'S TAX BASIS IN AND HOLDING PERIOD FOR THE SHARES OR FRACTIONS THEREOF PURCHASED WITH REINVESTED DIVIDENDS?

    Shares or any fraction thereof of Common Stock purchased with reinvested dividends will have a tax basis equal to the amount paid therefor, increased by any related brokerage fees or commissions treated as a dividend to the participant. Such shares or any fraction thereof will have a holding period beginning on the day following the purchase date.

36. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF MAKING OPTIONAL CASH PAYMENTS UNDER THE PLAN?

    A participant who makes an optional cash payment under the Plan will be treated as having received a distribution (taxable in the manner described in Question 33 above) equal to the participant's pro rata share of brokerage fees or commissions, if any, paid by the Company. Participants, however, should not be treated as receiving an additional dividend based upon their pro rata share of the Plan administration costs paid by the Company. Shares or any fraction thereof purchased with optional cash payments will have a tax basis equal to the amount of such payments, increased by the amount of related brokerage fees or commissions, if any, treated as a dividend to the participant. The holding period for such shares or fraction thereof will begin on the day following the purchase date.

37. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SHARES FROM THE PLAN OR THE SALE OF SUCH SHARES?

    Participants will not recognize any taxable income when they receive certificates for whole shares credited to their accounts, either upon their request for such certificates or upon withdrawal from or termination of the Plan. Participants, however, may recognize gain or loss when whole shares acquired under the Plan are sold or exchanged either through the Plan at their request or by participants themselves after receipt of certificates for shares from the Plan. In addition, participants may recognize gain or loss when they receive cash payments for fractional shares credited to their account upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference, if any, between the amount which the participant receives for his or her shares or fractional share, and his or her tax basis therefor (with special rules applying to determine the basis allocable to shares that are not specifically identified when the participant sells less than all of his or her shares). Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the holding period for such shares or fractional shares exceeds one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses. Any loss may be disallowed under the "wash sale" rules to the extent the shares disposed of are replaced (through the Plan or otherwise) during the 61-day period beginning 30 days before and ending 30 days after the date of disposition.

38. WHAT PROVISION IS MADE FOR SHAREOWNERS (FOREIGN AND DOMESTIC) WHOSE DIVIDENDS ARE SUBJECT TO INCOME TAX WITHHOLDING?

    In the case of foreign shareowners who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Agent will invest in Common Stock an amount equal to the dividends of such foreign participants less the amount of tax required to be withheld.

    Under certain circumstances, backup withholding may be required on the dividends of participating domestic shareowners, including those domestic shareowners who do not accurately report their dividend income, fail to provide the Company with their taxpayer identification number, provide the Company with an incorrect taxpayer identification number or fail to provide the Company with a certificate setting forth that they are not subject to backup withholding. If this should occur, 31% of the dividend income, or such other percentage as may be required from time to time, will be withheld by the Company and only the remaining balance of the dividend will be invested in Common Stock.

    The statements of account sent to participants will indicate the amount of any income tax withheld. The Company cannot refund amounts withheld, although such amounts may be allowed as a credit. Participants subject to withholding should contact their tax advisors or the IRS for additional information.

                 AMENDMENTS, INTERPRETATION AND CORRESPONDENCE

39.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

    Although the Company presently hopes to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. The Company may also make modifications to the Plan. Any such suspension, termination or modification will be announced to all shareowners, both participants in the Plan and non-participants.

40.  WHO INTERPRETS THE PLAN?

    The Company reserves the right to interpret the Plan and its interpretation shall be final and binding.

41.  WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE AGENT UNDER THE PLAN?

    Neither the Company nor the Agent, nor any agent of either of them, in performing its duties under the Plan, shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate the participant's account upon such participant's death prior to receipt of notice in writing of such death or with respect to the timing or the price of any purchase or sale of Common Stock under the Plan. The Agent has had no responsibility with respect to the preparation and contents of this Prospectus.

    Participants should recognize that neither the Company nor the Agent can assure them of a profit or protect them against a loss on the shares purchased by them under the Plan.

42. WHAT STATE LAWS WILL GOVERN IN THE EVENT OF A DISPUTE INVOLVING THE PLAN AND ITS ADMINISTRATION?

    Illinois law shall govern.

43.  HOW SHOULD CORRESPONDENCE CONCERNING THE PLAN BE ADDRESSED?

    All notices and correspondence by participants and interested investors should be directed to Harris Trust and Savings Bank, P.O. Box A3309, Chicago, Illinois 60690-3309, and should include the name, address, telephone number, taxpayer identification number and account number (if a participant in the Plan) of such person.

    Notices and correspondence to participants will be directed to the last address of record with the Agent. If a participant changes his address, the Agent should be notified immediately in writing.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    As permitted by the Missouri General and Business Corporation Law, the Restated Articles of Incorporation of the Company provide that each person who is or was a director, officer or employee of the Company, and each person who serves or served at the request of the Company as a director, officer, employee or agent of another enterprise, shall be indemnified by the Company in accordance with, and to the fullest extent permitted by, the Missouri General and Business Corporation Law and other applicable laws, as in effect from time to time.

    The Company carries Directors' and Officers' Liability Insurance which provides coverages for the Company and its directors and officers, individually and collectively. This insurance covers wrongful acts generally involving allegations of breach of duty, neglect, error, misstatement or misleading statements by a director or officer in their capacity as such or claimed against them solely by reason of their being directors or officers.

    The Company has also entered into an indemnification agreement with each director and officer. These agreements state generally that each director and officer will be indemnified by the Company to the fullest extent allowed by Missouri law, that the indemnity will continue beyond the term of the director or officer's tenure in office as long as the indemnity is reasonably necessary and that the Company will endeavor to carry directors' and officers' liability insurance.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

    Certain legal matters in connection with the shares of Common Stock offered hereby have been passed upon for the Company by Gary L. Myers, Secretary and General Counsel of the Company. Mr. Myers is an officer of the Company and beneficially owns shares of Common Stock.

                                    EXPERTS

    The audited financial statements and schedules included in St. Joseph Light & Power Company's Annual Report on Form 10-K for the years ended December 31, 1994, 1993 and 1992, which are incorporated by reference in the Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                           QUICK REFERENCE ADDRESSES:

                        St. Joseph Light & Power Company
                              Attention: Secretary
                               520 Francis Street
                                  P.O. Box 998
                        St. Joseph, Missouri 64502-0998
                         Harris Trust and Savings Bank
                                 P.O. Box A3309
                          Chicago, Illinois 60690-3309

                               TELEPHONE NUMBERS:
                  St. Joseph Light & Power Company Main Office
                                 (816) 387-6434
                              Shareholder Services
                          Toll-Free -- 1-800-367-4562
                        (United States and Puerto Rico)
                             Fax -- (816) 387-6332
                         Harris Trust and Savings Bank
                                 1-800-643-8517

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
The Company....................................           2
Available Information..........................           2
Incorporation of Certain Documents by
 Reference.....................................           2
Automatic Dividend Reinvestment and Optional
 Cash Payment Plan.............................           4
Indemnification for Securities Act
 Liabilities...................................          13
Legal Matters..................................          14
Experts........................................          14

                                     [LOGO]

                               ST. JOSEPH LIGHT &
                                 POWER COMPANY

                                  COMMON STOCK
                                 (NO PAR VALUE)

                               AUTOMATIC DIVIDEND
                         REINVESTMENT AND OPTIONAL CASH
                                  PAYMENT PLAN

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                DECEMBER 1, 1995

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fee -- Securities and Exchange Commission...........  $   2,108
Accounting fees and expenses.....................................      5,000*
Printing expenses................................................     10,000*
Legal fees and expenses..........................................     15,000*
Agent's fees and expenses........................................      2,000*
Miscellaneous....................................................      3,000*
                                                                   ---------
    Total........................................................  $  37,108*
                                                                   ---------
                                                                   ---------

------------------------

 *  All of the above items except the Registration Fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 351.355 of the General and Business Corporation Law of the State of Missouri provides that corporations organized thereunder have the power to indemnify directors, officers, employees and agents against liability under certain circumstances. As permitted by the Missouri General and Business Corporation Law, the Restated Articles of Incorporation of the Company provide that each person who is or was a director, officer or employee of the Company, and each person who serves or served at the request of the Company as a director, officer, employee or agent of another enterprise, shall be indemnified by the Company in accordance with, and to the fullest extent permitted by, the Missouri General and Business Corporation Law and other applicable laws, as in effect from time to time.

    The Company carries Director s and Officers' Liability Insurance which provides coverages for the Company and its directors and officers, individually and collectively. This insurance covers wrongful acts generally involving allegations of breach of duty, neglect, error, misstatement or misleading statements by a director or officer in their capacity as such or claimed against them solely by reason of their being directors or officers.

    The Company has also entered into an indemnification agreement with each director and officer. These agreements state generally that each director and officer will be indemnified by the Company to the fullest extent allowed by Missouri law, that the indemnity will continue beyond the term of the director or officer's tenure in office as long as the indemnity is reasonably necessary and that the Company will endeavor to carry directors and officers' liability insurance.

ITEM 16.  EXHIBITS.

    See  the  Exhibit   Index  immediately  preceding   the  exhibits  to   this
Registration Statement.

ITEM 17.  UNDERTAKINGS.

    (a) The registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range  may  be  reflected  in  the  form  of  prospectus  filed  with the
       Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Joseph, State of Missouri, on this 1st day of December, 1995.

                                          ST. JOSEPH LIGHT & POWER COMPANY

                                          By       /s/ TERRY F. STEINBECKER

                                            ------------------------------------
                                                   Terry F. Steinbecker,
                                                    PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER

    Each person whose signature appears below constitutes and appoints Terry F. Steinbecker and Gary L. Myers, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on December 1, 1995.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

               /s/ TERRY F. STEINBECKER
     -------------------------------------------        President and Chief Executive Officer and Director
                 Terry F. Steinbecker                    (Principal Executive Officer)

                  /s/ LARRY J. STOLL                    Vice President-Finance, Treasurer and Assistant Secretary
     -------------------------------------------         (Principal Financial Officer and Principal Accounting
                    Larry J. Stoll                       Officer)

               /s/ JOHN P. BARCLAY, JR.
     -------------------------------------------        Director
                 John P. Barclay, Jr.

               /s/ DANIEL A. BURKHARDT
     -------------------------------------------        Director
                 Daniel A. Burkhardt

               /s/ RICHARD M. BURRIDGE
     -------------------------------------------        Director
                 Richard M. Burridge

                 /s/ JAMES P. CAROLUS
     -------------------------------------------        Director
                   James P. Carolus

                 /s/ WILLIAM J. GREMP
     -------------------------------------------        Director
                   William J. Gremp

                /s/ DAVID W. SHINNEMAN
     -------------------------------------------        Director
                  David W. Shinneman

                /s/ ROBERT L. SIMPSON
     -------------------------------------------        Director
                  Robert L. Simpson

                 /s/ GERALD R. SPRONG
     -------------------------------------------        Director
                   Gerald R. Sprong

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                                 DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------
  3(i)     Restated Articles of Incorporation of the Company (incorporated by reference to page 16 of the
            Company's Annual Report on Form 10-K for the year ended December 31, 1987, File No. 1-3576)
  3(ii)    By-laws of the Company, as amended on January 16, 1991 (incorporated by reference to page 17 of the
            Company's Annual Report on Form 10-K for the year ended December 31, 1990, File No. 1-3576)
      4.1  Rights Agreement dated as of November 19, 1986 between the Company and Harris Trust and Savings
            Bank, as Rights Agent (incorporated by reference to Exhibit 1 of the Company's Current Report on
            Form 8-K dated November 24, 1986, File No. 1-3576)
     *5    Opinion of Gary L. Myers, Esq.
    *23.1  Consent of Arthur Andersen LLP
    *23.2  Consent of Gary L. Myers, Esq. (included in Exhibit 5).
    *24    Powers of Attorney (included on signature page to this Registration Statement).

------------------------

 *  Filed herewith.